[MDWERKS(TM) LOGO]
ADVANCE FUNDING for Medical Receivables... and so much more

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                MDWERKS & CAPITAL SOLUTIONS SIGN LETTER OF INTENT

               TO DEVELOP JOINT HEALTHCARE PROGRAM IN THECARIBBEAN

DEERFIELD BEACH, FLA., JUNE 14, 2006 - MDwerks, Inc., (OTCBB:MDWK) and Capital
Solutions, Ltd, a Jamaican investment banking firm, have signed a non-binding
Letter of Intent to develop and implement a joint healthcare prepayment program in Jamaica and throughout other islands in the Caribbean.

         It is contemplated that subject to negotiating definitive
documentation, MDwerks will have 75% of the joint venture while Capital
Solutions will comprise 25% of the venture.

         MDwerks' intends to use its innovative, Web-based, HIPAA-compliant advance payment system through the joint venture to serve healthcare offices and other facilities throughout the Caribbean. MDwerks' technology will help physicians, pharmacies and healthcare organizations automate the costly processing and administration of insurance claims and obtain funding as claims are submitted. As a result, doctors and administration executives will realize substantially improved cash flow, enhanced revenue, streamlined office operations and reduced overhead.

         Among its responsibilities, Capital Solutions will develop and execute a general marketing program for MDwerks' advance payment system in the
Caribbean. The program will prepare and provide advertising and sales promotion literature as well as determine and provide marketing personnel support to call upon and service the numerous healthcare organizations.

         Howard Katz, CEO, MDwerks, Inc., said, "We look forward to working with
Capital Solutions on this very important program. We believe there are a number of healthcare organizations in the Caribbean that can benefit from this joint venture, which

will offer a fully integrated, advance payment system. Those using the system will quickly realize improved financial control, greater cash flow and reduced costs."

ABOUT MDWERKS, INC.

         MDwerks, Inc., (OTCBB:MDWK), based in Deerfield Beach, Florida, provides healthcare professionals with automated electronic insurance claims management solutions and advance funding of medical claims, as submitted, through a revolving line of credit.

         MDwerks(TM) solutions comprise an innovative Web-based, HIPAA-compliant system of comprehensive administrative and financial services designed for physician practices of all sizes and specialties whether in a single or multi-location operation. Financial lenders, healthcare payers and other related business, including mobile diagnostic companies, billing companies and clearinghouses, also benefit from MDwerks solutions. For more information about the Company, please visit www.mdwerks.com.

                                      # # #

CONTACTS:
---------

Vincent Colangelo                       Stanley Wunderlich                     Daniel Stepanek
Chief Financial Officer                 Chief Executive Officer                Media Relations
MDwerks, Inc.                           Consulting for Strategic Growth 1      Consulting for Strategic Growth 1
Tel: 954-389-8300                       Tel: 800-625-2236                      Tel: 212-896-1202
Fax: 954-427-5870                       Fax: 212-337-8089                      Fax: 212-697-0910
Email: management@mdwerks.com           Email: info@cfsg1.com                  Email: dstepanek@kcsa.com
       ----------------------                  --------------                         ------------------

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products;
results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of MDwerks' Securities and Exchange Commission filings available at
http://www.sec.gov.

                Pursuant to a December 1, 2005 agreement, Consulting For
Strategic Growth 1, Ltd. ("CFSG1") provides MDwerks Inc. with consulting, business advisory, investor relations, public relations and corporate development services, for which CFSG1 receives a fixed monthly fee for the duration of the agreement. Independent of CFSG1's receipt of cash compensation from MDwerks, CFSG1 may choose to purchase the common stock of MDwerks and thereafter sell those shares at any time it deems appropriate to do so. For more information, go to www.cfsg1.com.